Exhibit 3.1.2

SECRETARY OF STATE

[SEAL]

STATE OF NEVADA

CERTIFICATE OF NAME CHANGE

I, DEAN HELLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on June 18, 1996 a Certificate of Amendment to its Articles of Incorporation

changing the name to SECTOR COMMUNICATIONS, INC. was filed in this office by

AURTEX, INC.  Said change of name has been made in accordance with the laws of the

State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

[Seal of Nevada]

IN WITNESS WHEREOF, I have hereunto set my hand and

affixed the Great Seal of State, at my office in Carson City,

Nevada on August 9, 1996

/s/ Dean Heller

Secretary of State

By  [illegible]

Certification Clerk